EXHIBIT 4.3

FORM OF NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

RIGHTS CERTIFICATE # [______]	NUMBER OF RIGHTS: [______]

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED [______], 2018 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM DIRECT TRANSFER, LLC, THE INFORMATION AGENT FOR THE RIGHTS OFFERING AT (888) 301-2498 (TOLL FREE).

GROWLIFE, INC.
(Incorporated under the laws of the State of Delaware)

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing non-transferable Subscription Rights, each to purchase Units of Growlife, Inc., each Unit consisting of one share of Common Stock and two ½ Warrants to purchase Common Stock
Subscription Price: $0.012 per Unit

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 6:00 P.M., EASTERN TIME, ON NOVEMBER 12, 2018,
SUBJECT TO EXTENSION OR EARLIER TERMINATION.

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon and is the owner of the number of subscription rights set forth above. Each subscription right entitles the holder thereof to subscribe for and purchase one unit of GrowLife, Inc., a Delaware corporation, pursuant to the basic subscription right, on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Subscription Rights Certificate Growlife, Inc.” accompanying this Rights Certificate. Each unit consists of one share of Common Stock and two ½ Warrants, consisting of one ½ warrant which will be exercisable for one share of our Common Stock at an exercise price of $0.018 and one ½ warrant which with an exercise price of $0.024 per share, exercisable from the date of issuance through the expiration three years from the date of issuance. Holders who fully exercise their basic subscription rights are entitled to subscribe for additional units that remain unsubscribed, subject to proration and stock ownership limitations, as described in the Prospectus pursuant to the Over-Subscription Rights. The subscription rights may be exercised by duly completing Section 1 on the reverse side hereof and by returning the full payment of the subscription price. THE RIGHTS EVIDENCED BY NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS PROPERLY COMPLETED AND DULY SIGNED, WITH A SIGNATURE MEDALLION GUARANTEE, IF APPLICABLE.

This Rights Certificate is not valid unless countersigned by Direct Transfer, LLC, the Subscription Agent.

WITNESS the seal of Growlife, Inc. and the signatures of its duly authorized officers.

Dated: [_______], 2018

GROWLIFE, INC.

By:
Marco Hegyi, Chief Executive Officer

COUNTERSIGNED AND REGISTERED:

By:___________________________

Direct Transfer, LLC

SECTION 1. EXERCISE OF RIGHTS TO PURCHASE
PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

You are required initially to pay for both the units subscribed for pursuant to the basic subscription right and the over-subscription privilege. To subscribe for units pursuant to your basic subscription right, please complete lines (a) and (c) below. To subscribe for additional units pursuant to your over-subscription privilege, please also complete line (b).

(a)	EXERCISE OF BASIC SUBSCRIPTION RIGHT:

Basic Subscription Right:		X	$0.012	=	$
	Number of Units		Subscription Price		Payment Enclosed

(b)	EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE: If you have exercised your basic subscription right in full, you may subscribe for additional units pursuant to your over-subscription privilege

Over Subscription Privilege:		X	$0.012	=	$
	Number of Units		Subscription Price		Payment Enclosed

(c)	TOTAL AMOUNT OF PAYMENT ENCLOSED $______________

METHOD OF PAYMENT (CHECK ONE):	☐	Cashier’s check, drawn on a [_____________(BANK NAME)______] payable to “Issuer Direct Corporation, FBO Growlife”; or

☐
Wire transfer of immediately available funds directly to the account maintained by Direct Transfer, LLC, as subscription agent, for purposes of accepting subscriptions in this Rights Offering at Regions Bank, Direct Transfer, LLC, 500 Perimeter Park Drive Suite D, Morrisville NC 27560, Tel: (888) 301-2498 as subscription agent for Growlife Inc. Rights Offering, ABA, # 062005690, Account # 0183141022, SWIFT Number: UPNBUS44XXX, for further credit to Growlife, Inc., and name of the subscription rights holder.

SECTION 2. SIGNATURE(S)

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE FRONT OF THIS NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE. IF YOU ARE SIGNING ON BEHALF OF A REGISTERED STOCKHOLDER OR ENTITY YOU MUST SIGN IN YOUR LEGAL CAPACITY WITH YOUR SIGNATURE MEDALLION GUARANTEED. YOUR GUARANTOR (BANK/BROKER) WILL REQUIRE PROOF OF YOUR AUTHORITY TO ACT. CONSULT YOUR GUARANTOR FOR THEIR SPECIFIC REQUIREMENTS. YOU OR YOUR GUARANTOR MAY ACCESS THE SECURITIES TRANSFER ASSOCIATION (STA) RECOMMENDED REQUIREMENTS ON-LINE AT WWW.STAI.ORG.

APPLY MEDALLION GUARANTEE STAMP HERE

Signature(s) of Subscriber(s)

Names(s):

Capacity (Full Title):

OVERNIGHT DELIVERY TO THE STREET ADDRESS BELOW BEST ENSURES RECEIPT BY THE EXPIRATION DATE.

Return this statement to:

Direct Transfer, LLC.
Attn: Rights Offering
500 Perimeter Park Drive Suite D,
Morrisville NC 27560
Tel: (888) 301-2498